Exhibit 99.1

New Hampshire Thrift Bancshares, Inc. Agrees to Acquire

Central Financial Corporation

NEWPORT, NH and RANDOLPH, VT — April 3, 2013 — New Hampshire Thrift Bancshares, Inc. (NasdaqGM: NHTB), parent company of Lake Sunapee Bank, fsb, and Central Financial Corporation (OTC: CEVT) today jointly announced that they have entered into a definitive agreement through which New Hampshire Thrift Bancshares will acquire Central Financial Corporation and its subsidiary, The Randolph National Bank. Originally established in 1875, The Randolph National Bank serves the credit and deposit needs of individuals and businesses with offices in the Vermont communities of Rochester, Royalton, South Royalton, Randolph, Williamstown and Quechee, and has assets in excess of $170 million.

“We are very excited to deepen our market presence in Vermont with the addition of a franchise that has successfully served its communities in the White River Valley for over 130 years,” said Stephen R. Theroux, Vice Chairman, President and Chief Executive Officer of New Hampshire Thrift Bancshares. “We welcome the customers and employees of The Randolph National Bank to the Lake Sunapee family and look forward to building upon the service culture that has been the hallmark of this fine institution.”

Shareholders of Central Financial Corporation will receive 8.699 shares of New Hampshire Thrift Bancshares common stock for each share of Central Financial Corporation common stock in a transaction representing $115.00 per Central Financial Corporation share, or $14.4 million, based upon the 10-day average closing price of New Hampshire Thrift Bancshares ending April 2, 2013, of $13.22 per share. Immediately following the merger, Randolph National Bank will merge with and into Lake Sunapee Bank, fsb, and the combined company will have approximately $1.45 billion in assets and operate 38 locations in New Hampshire and Vermont.

Steven H. Dimick, President and Chief Executive Officer of Central Financial Corporation and Randolph National Bank, said, “Not only do New Hampshire Thrift Bancshares and Lake Sunapee Bank share our focus on customer service and community banking, but they have a proven track record of integrating other community banks like ours into their franchise. We wanted a partner that would provide our shareholders with a higher dividend and enhanced liquidity for their stock and would continue to provide our customers with the same level of personalized service to which they are accustomed, along with the additional products and services of a larger institution. We believe that our shareholders and customers will benefit from this transaction.”

Following the merger, Steven H. Dimick will be appointed to the Board of Directors of New Hampshire Thrift Bancshares and Lake Sunapee Bank. The definitive merger agreement has been approved by the Boards of Directors of both companies and the transaction is expected to close in the fourth quarter of 2013, subject to customary closing conditions, including the receipt of regulatory approval and the approval of Central Financial Corporation’s shareholders. The transaction is expected to be accretive to the earnings per share of New Hampshire Thrift Bancshares in the first full year of operations.

New Hampshire Thrift Bancshares was advised by Griffin Financial Group, LLC and its legal counsel was Hogan Lovells US LLP, Washington, D.C. Central Financial Corporation was advised by Bank Analysis Center, Inc. and its legal counsel was Cranmore, FitzGerald & Meaney, Hartford, CT.

About New Hampshire Thrift Bancshares, Inc.

New Hampshire Thrift Bancshares, Inc. is the bank holding company of Lake Sunapee Bank, fsb, a federally-chartered stock savings bank, which was formed in 1868 and which provides a wide range of banking and financial services. New Hampshire Thrift Bancshares currently operates 22 locations in New Hampshire in Grafton, Hillsborough, Merrimack and Sullivan Counties as well as 8 locations in Vermont in Rutland and Windsor Counties. At December 31, 2012, New Hampshire Thrift Bancshares had total assets of $1.3 billion and currently has a market capitalization of approximately $93 million.

Lake Sunapee Bank, fsb has three wholly owned subsidiaries. Lake Sunapee Financial Services Corp., Lake Sunapee Group, Inc., which owns and maintains all buildings and investment properties, and McCrillis & Eldredge Insurance, Inc., a full-line independent insurance agency acquired in 2012, which offers a complete range of commercial insurance services and consumer products. Additionally, Lake Sunapee Bank recently announced its intention to purchase the remaining 50 percent of Charter Holding Company which it does not currently own. Charter Holding Company is headquartered in Concord, New Hampshire and provides trust and investment services from seven offices across New Hampshire with approximately $1.5 billion of assets under management.

About Central Financial Corporation

Central Financial Corporation is the bank holding company for The Randolph National Bank. The Randolph National Bank, originally chartered as The National Bank of West Randolph, was established by local investors in 1875 to serve a region dominated by agriculture, forestry, railroads and manufacturing. Though the region’s economy has changed, The Randolph National Bank has continued to grow and prosper. Today The Randolph National Bank has assets in excess of $170 million and provides services through eight banking offices and nine ATMs.

Additional Information About the Transaction

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

The proposed transaction will be submitted to the shareholders of Central Financial Corporation for their consideration. In connection with the proposed merger with Central Financial Corporation, New Hampshire Thrift Bancshares will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Central Financial Corporation that also constitutes a prospectus of New Hampshire

Thrift Bancshares. Central Financial Corporation will mail the proxy statement/prospectus to its shareholders. Investors and security holders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by New Hampshire Thrift Bancshares with the SEC at the SEC’s website at www.sec.gov. You will also be able to obtain a free copy of the proxy statement/prospectus, as well as other filing containing information about New Hampshire Thrift Bancshares, on its website, www.lakesunbank.com.

Copies of the proxy statement/prospectus can be obtained without charge, when available, by directing a request to New Hampshire Thrift Bancshares, Inc., 9 Main Street, P.O. Box 9, Newport, NH 03773, or to Central Financial Corporation, 21 Main Street, Randolph, Vermont 05060.

Participants in the Transaction

New Hampshire Thrift Bancshares, Central Financial Corporation and their respective directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the shareholders of Central Financial Corporation in connection with the merger. Information about the directors and executive officers of Central Financial Corporation and their ownership of Central Financial Corporation common stock, and the interests of such participants, may be obtained by reading the proxy statement/prospectus when it becomes available.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of Central Financial Corporation to approve the applicable merger agreement; (3) failure to obtain governmental approvals for the merger; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the merger; (6) changes in general, national or regional economic conditions; (7) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (8) changes in loan default and charge-off rates; (9) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (10) changes in interest rates or credit availability; (11) possible changes in regulation resulting from or relating to the pending financial reform legislation; (12) changes in levels of income and expense in noninterest income and expense related activities; and (13) competition and its effect on pricing, spending, third-party relationships and revenues. The foregoing list should not be construed as exhaustive, and New Hampshire Thrift Bancshares and Central Financial Corporation undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings by New Hampshire Thrift Bancshares with the SEC, including New Hampshire Thrift Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2012.

Contacts:

Stephen R. Theroux

Vice Chairman, Chief Executive Officer and President

New Hampshire Thrift Bancshares, Inc.

9 Main Street, P.O. Box 9

Newport, NH 03773

(603) 863-0886

Steven H. Dimick

President and Chief Executive Officer

Central Financial Corporation

21 Main Street

Randolph, VT 05060

(802) 728-9611